UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 30, 2003

Commission file number 0-18516

ARTESIAN RESOURCES CORPORATION
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(exact name of registrant as specified in its charter)

Delaware	51-0002090
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(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

664 Churchmans Road, Newark, Delaware 19702
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Address of principal executive officers

(302) 453 - 6900
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Registrant's telephone number, including area code

ARTESIAN RESOURCES CORPORATION

Newark, DE, April 30, 2003 - The Board of Directors of Artesian Resources Corporation (Nasdaq-ARTNA) today announced a three for two split on the company's common stock, to be effected in the form of a 50% stock distribution. Shareholders of record on May 30, 2003, will receive one additional share for each two shares held.

In addition, the Board also announced a quarterly cash dividend on the Class A and Class B Common stock. The dividend of $0.2975 per share will be paid on May 23, 2003 to shareholders of record May 12, 2003. The cash dividend will be paid prior to the stock split.

Artesian Resources Corporation, through our wholly owned subsidiary Artesian Water Company, is the oldest and largest investor owned regulated public water utility in the State of Delaware and has been providing water within the state since 1905. We distribute and sell water to residential, commercial, industrial, governmental, municipal and utility customers throughout the state. As of March 31, 2003, we had approximately 68,300 metered customers, providing water service to about 226,000 residents, 27% of Delaware's total population.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARTESIAN RESOURCES CORPORATION

05/1/03  Dian C. Taylor /s/

Dian C. Taylor

President, CEO, and Chair of the Board

Artesian Resources Corporation and Subsidiaries

05/1/03  David B. Spacht /s/

David B. Spacht

Vice President, Chief Financial Officer, and Treasurer

Artesian Resources Corporation and Subsidiaries

Form 8K